Exhibit 10.1

CF INDUSTRIES HOLDINGS, INC.

SUPPLEMENTAL BENEFIT AND DEFERRAL PLAN

January 1, 2014

(Incorporating all amendments through October 14, 2014)

CF INDUSTRIES HOLDINGS, INC.

SUPPLEMENTAL BENEFIT AND DEFERRAL PLAN

ARTICLE I

GENERAL

1.1                               Purpose.  CF INDUSTRIES, INC. (the “Company”) previously established and maintained (i) the EXECUTIVE COMPENSATION EQUALIZATION AND DEFERRAL PLAN (the “ECED Plan”) and (ii) the MANAGEMENT DEFERRED COMPENSATION PLAN (the “MDCP Plan” and, together with the ECED Plan, the “Predecessor Plans”).  The Predecessor Plans were frozen with respect to deferrals made thereunder which were not subject to the provisions of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) due to the fact that such amounts were treated as deferred on or prior to December 31, 2004 for purposes of Section 409A.  The Company has established this SUPPLEMENTAL BENEFIT AND DEFERRAL PLAN (the “Plan”) as a successor to the Predecessor Plans and to govern deferrals made under the Predecessor Plans which are treated for purposes of Section 409A as having been made following December 31, 2004 under the Predecessor Plans.  In addition, this Plan has been established to cover a select group of management and highly compensated employees for the purpose of (i) providing Bonus Deferral Participants (as defined in Section 2.1) with the opportunity to defer a portion of the Participant’s individual compensation to a specified date (subject to compliance with Section 6.1) or to the Participant’s date of separation, disability, retirement or death, and (ii) in the case of Supplemental Participants (as defined in Section 2.1), restoring to the Participant the equivalent of the amount by which such Participant’s benefits under the CF INDUSTRIES HOLDINGS, INC. PENSION PLAN (formerly the CF INDUSTRIES, INC. RETIREMENT INCOME PLAN) (referred to herein as the “Pension Plan”) and/or the CF INDUSTRIES HOLDINGS, INC. 401(K) PLAN (formerly the CF INDUSTRIES, INC. THRIFT SAVINGS PLAN (referred to herein as the “401(k) Plan”) were reduced by reason of the operation of certain limiting provisions of the Internal Revenue Code.  Effective January 1, 2013, this Plan was amended to include provisions restoring to Supplement A Participants (as defined in Section 2.1) the equivalent of the amount by which such Participant’s benefits under Supplement A to the Pension Plan  are reduced by reason of the operation of certain limiting provisions of the Internal Revenue Code and to reflect certain other changes to the Pension Plan and the 401(k) Plan.  In addition, effective as of January 1, 2013, the sponsorship of the Plan was assumed by CF Industries Holdings, Inc.  Effective October 14, 2014, this Plan was amended to provide for certain service credit for Supplement A Participants, to include provisions restoring to Supplement C Participants (as defined in Section 2.1) the equivalent of the amount by which such Participant’s benefits under Supplement C to the Pension Plan  are reduced by reason of the operation of certain limiting provisions of the Internal Revenue Code and to make certain other changes to the Plan.  The  References to “the Company” in the remainder of this Plan shall be deemed to be references to CF Industries Holdings, Inc.

1.2                               Effective Date.  The Plan was adopted on December 15, 2006, effective as of January 1, 2005.

ARTICLE II

ELIGIBILITY

2.1                               Persons Covered.  Except as otherwise determined by the Plan Administrator or as otherwise set forth herein, the participants in the Plan shall be those management or highly compensated employees of the Company or a subsidiary of the Company who either (i) made deferrals under a Predecessor Plan which are treated for purposes of Section 409A as having been made following December 31, 2004 (“Existing Participants”), (ii) are eligible to participate in the Annual Incentive Program (such plan and any successor thereto being referred to herein as the “AIP”) under the Company’s 2009 Equity and Incentive Plan or the Executive Incentive Plan (the such plan and any successor thereto being referred to herein as the “EIP”) under the Company’s 2009 Equity and Incentive Plan, (iii) (A) are employed at a Company manufacturing or production facility (B) report directly to the manager of the applicable facility and (C) are eligible to participate in the Company’s Variable Incentive Plan (such plan and any successor, the “VIP”) under the Company’s 2009 Equity and Incentive Plan or any successor (such participants, together with those described in the preceding clause (ii), being referred to hereinafter as “Bonus Deferral Participants”) or (iv) whose “Considered Compensation,” as that term is defined in the Pension Plan (including Supplement A thereof) and in the 401(k) Plan, exceeds in any calendar year the indexed compensation ceiling established by Section 401(a)(17) of the Internal Revenue Code and the Regulations thereunder, as amended and revised from time to time (“Compensation Cap”) and, in addition, any employees whose benefits under either or both of the plans named in this clause (iii) are reduced by reason of the application of the limitation (“Benefit Limitations”) imposed by Section 415 of the Internal Revenue Code and the Regulations thereunder as amended and revised from time to time (such participants, “Supplemental Plan Participants”; such participants whose participation in the Pension Plan is limited to participation in Supplement A to the Pension Plan are referred to herein as “Supplement A Participants” and such participants who are actively employed by the Company on October 14, 2014 and whose participation in the Pension Plan is limited to participation in Supplement C to the Pension Plan are referred to herein as “Supplement C Participants.”  Collectively, the Existing Participants, the Bonus Deferral Participants and the Supplemental Plan Participants (including the Supplement A Participants and Supplement C Participants) are referred to herein as “Participants.”  The status of an individual as a Participant shall not be construed as creating any right for such Participant to continue to be a Participant in the future, which participation shall be in the complete discretion of the Plan Administrator.

ARTICLE III

SUBSTANTIVE PARTS

3.1                               General Overview.  The Plan permits or provides for six (6) types of deferrals:

A.                                    Optional Deferral of AIP, EIP or VIP awards (“Incentive Plan Awards”);

B.                                    Thrift Savings Equalization Plan (“Equalization Plan”) and deferral of Supplements thereunder;

C.                                    Restoration of Reduced Pension Plan Benefits;

D.                                    Restoration of Reduced Supplement A Benefits;

E.                                     Restoration of Reduced Supplement C Benefits and

F.                                      Supplemental 401(k) Contributions;

plus appropriate provisions for Accrual and Payment of Benefits (ARTICLE IV), Plan Administration (ARTICLE V) and Compliance with Law (ARTICLE VI).  Amounts credited hereunder shall be designated to an individual book entry account for each Participant, referred to herein as a “Deferred Account.”  The Deferred Account of any employee who has been a Participant in a Predecessor Plan with respect to amounts treated as having been deferred after December 31, 2004 for purposes of Section 409A (such deferrals being referred to herein as “Existing Deferrals”) shall be transferred from the applicable Predecessor Plan and shall be credited under this Plan for all purposes and the applicable Predecessor Plan shall be relieved of all liability with respect to any such transferred amount.  All elections, beneficiary designations or other effective instructions made or given by the Participant under the Predecessor Plan shall continue in effect after the transfer of the Existing Deferral to this Plan, but the Existing Deferral shall otherwise be subject to all the provisions of this Plan.

3.2                               Optional Deferral of Incentive Plan Awards.  Each year, each Bonus Deferral Participant for such year shall have the option to irrevocably elect to defer any part or all of his or her Incentive Plan Award attributable to services to be rendered in the following year to the Bonus Deferral Participant’s separation from service (as specified in Articles IV and VI) or until a date specified by such Participant (which may occur prior to such separation from service).  Any such election shall be made prior to, and shall become irrevocable on, December 31st of the year prior to the year in which the Incentive Plan Award may be earned.  Each election shall be made by executing a form designating the amount of the Award to be deferred, either in a dollar amount or in a percentage amount.  If no date for payment is specified by the Bonus Deferral Participant in the election form, the payment shall be made in a lump sum within 30 days following the date of the Bonus Deferral Participant’s separation from service for purposes of Section 409A, subject to Section 6.1.

A.                                    To the extent permissible under Section 409A, any new Bonus Deferral Participant designated as eligible to participate in the Plan by the Plan Administrator shall make the irrevocable election not later than thirty (30) days after notification of eligibility and such deferral shall be effective only with respect to the portion of the Incentive Plan Award deemed to be earned after the deferral election (with such deemed amount determined on a pro-rata basis for the year in accordance with Section 409A).

B.                                    The Bonus Deferral Participant shall have the right to make a new and different election each year with respect to the Incentive Plan Award for the succeeding year, subject to the requirements of this Section 3.2.  Payment dates specified in any new elections shall not affect the payment of amounts deferred in prior years, which shall be paid out in accordance with the election made (or deemed to have been made) for the applicable year.

C.                                    Incentive Plan Award amounts which are deferred shall be credited to the Participant’s Deferred Account under the Plan as of the time the associated Incentive Plan Award would otherwise have been paid and shall be fully and immediately vested at the time of such crediting.  Incentive Plan Award amounts which are not deferred shall be paid in accordance with the AIP, EIP or VIP, as applicable.

3.3                               Equalization Plan.  This Equalization Plan restates, replaces and substitutes for the Equalization Plan in the ECED Plan with respect to Existing Deferrals attributable to such portion of the ECED Plan.  Subject to Section 2.1, Supplemental Plan Participants for purposes of this Equalization Plan shall be those employees of the Company whose share in the Company matching contribution to the 401(k) Plan was reduced for any year by the application of the Compensation Cap.  Amounts credited under the Equalization Plan in respect of Company Contributions (which were discontinued under the 401(k) Plan effective January 1, 2013) shall continue to be governed by the terms of the Equalization Plan governing such amounts immediately prior to January 1, 2013.

A.                                    Existing Deferrals which were Equalization Supplements under the ECED Plan shall remain credited to the Supplemental Plan Participant’s Deferred Account hereunder and shall remain fully vested.

B.                                    For each year beginning after December 31, 2005 and ending on December 31, 2012, the Company shall credit the Deferred Account of each Supplemental Plan Participant with a payment equal to 3% of the Supplemental Plan Participant’s Considered Compensation (as defined in the 401(k) Plan) in excess of the Compensation Cap (an “Equalization Supplement”).  Such contributions shall be credited within a reasonable time after the date such compensation was paid to the Supplemental Plan Participant and shall be fully and immediately vested.

3.4                               Restoration of Reduced Pension Plan Benefits.

A.                                    In order to participate in this portion of the Plan, an otherwise eligible individual must have been employed by the Company prior to January 1, 2004.  At the time payments from the Pension Plan commence to, or for the benefit of, a Participant following separation, disability, retirement or death, the Plan Administrator shall determine the amount of Normal Retirement Benefit (as defined in the Pension Plan) which would have been payable under the Pension Plan but for the application of the Compensation Cap and/or the Benefit Limitations, and subtract from the amount so determined the amount of the Normal Retirement Benefit to which the Participant is entitled under the Pension Plan, giving effect to the Compensation Cap and/or the Benefit Limitations.  The remainder shall be the Retirement Income Benefit Credit amount to which the Participant, if then living, is entitled under this Plan.

B.                                    In the event the Participant dies while employed by the Company or an affiliate, the appropriate adjustment factors as described in the Pension Plan and the Benefit Limitations shall be applied for purposes of calculating the Participant’s Retirement Income Benefit Credit under Section 3.4.A.

C.                                    In the event a Participant who is entitled to a nonforfeitable right to an accrued benefit under the Pension Plan dies while employed by the Company or an affiliate, the Participant’s spouse, if any, who has been married to the Participant for at least twelve (12) months shall be entitled under this Plan to a benefit comparable to the Pre-Retirement Spouse’s Survivor

Annuity payable under the Pension Plan.  Payment of such benefit to the surviving spouse shall be made within 30 days following the first day of the month following the date of the Participant’s death.  The amount of the benefit payable under this Plan shall be an amount equal to the same percentage in relation to the accrued Retirement Income Benefit Credit amount under this Plan as the Spouse’s Survivor Annuity under the Pension Plan bears to the Participant’s accrued benefits under the Pension Plan.

D.                                    Notwithstanding anything in the Plan to the contrary, for purposes of determining the Retirement Income Benefit Credit amount under Section 3.4.A. hereof, in no event shall the combined annual value of (1) the Retirement Income Benefit Credit and (2) the Normal Retirement Benefit under the Pension Plan exceed $400,000.  For purposes of computing the “combined annual value” of the benefits set forth in clauses (1) and (2) of the preceding sentence, the Plan Administrator shall determine, as of the date of the Participant’s separation from service, the annual amount which would be payable to the Participant under the Pension Plan (without giving effect to the Compensation Cap and the Benefit Limitations) if the Participant elected to receive benefits under the Pension Plan as soon as possible following such separation from service in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan), determined in accordance with the Pension Plan (except as set forth above) and shall subtract therefrom the annual value of the benefit actually payable from the Pension Plan, determined in the same manner, but giving effect to the Compensation Cap and the Benefit Limitations.  Notwithstanding the foregoing, in the event that the Participant is not married at the time of such separation from service, the “combined annual value” of the amounts set forth in the first sentence of this Section 3.4.D. shall be determined in the manner set forth in the preceding sentence, but substituting a single life annuity for the reference to a Qualified Joint and Survivor Annuity in such preceding sentence.  In no event shall the provisions of this Plan be construed to affect the amount of the benefit of the Participant under the Pension Plan.

3.5                               Restoration of Supplement A Benefits.

A.                                    In order to be a Supplement A Participant and participate in this portion of the Plan, an otherwise eligible individual must be a participant in Supplement A to the Pension Plan.

B.                                    As of the last day of each calendar year beginning on or after January 1, 2013, each Supplement A Participant who on such date is actively employed by the Company or a Subsidiary shall be credited with “Pay Credits” under this Plan in an amount equal to the difference between (i) the aggregate amount credited to the Participant’s account under Supplement A to the Pension Plan for such calendar year pursuant to Section A-7(c) thereof, and (ii) the aggregate amount that would have been credited to the Participant’s account under such Supplement A for such calendar year pursuant to Section A-7(c) thereof if the Participant’s Compensation for purposes of such Supplement A was determined without reference to any limit imposed on such compensation under Section  401(a)(17) of the Internal Revenue Code and the amount so credited was determined without regard to Section 415 of the Internal Revenue Code.

C.                                    As of the last day of each calendar year beginning on or after January 1, 2014 (but prior to the crediting of Pay Credits in such year), each Supplement A Participant with pre-existing Pay Credits or Interest Credits shall be credited with an amount of interest (an

“Interest Credit”) on such participant’s aggregated Pay Credits and previously credited Interest Credits equal to the greater of (i) the annual interest rate on 10 year Treasury securities for the November immediately preceding the first day of such calendar year, or (ii) three percent (3%) annual interest,  A Supplement A Participant’s total Pay Credits and Interest Credits constitute the Supplement A Account.  For the year in which the Supplement A Participant experiences a separation from service, the Supplement A Account described in subsection (b) above shall be increased by a pro rata Interest Credit as of the day immediately preceding the separation from service before crediting of the Pay Credit for such Plan Year.

D.                                    Each Supplement A Participant shall be vested in his benefits hereunder to the same extent that he is vested in the corresponding benefit under Supplement A to the Pension Plan.  Upon a termination of employment of a Participant prior to full vesting, any unvested amounts shall be forfeited.

E.                                     In the event a Supplement A Participant who is entitled to a benefit under this Section 3.5 dies while employed by the Company or an affiliate, (1) the Participant’s beneficiary (as determined in accordance with a beneficiary designation made pursuant to the Plan in a form acceptable to the Plan Administrator); (2) the Participant’s spouse if the Participant is married as of the time of his or her death and there is no such beneficiary or (3) the Participant’s estate if the Participant is not married as of the time of his or her death and there is no such beneficiary, shall be entitled to receive such Participant’s benefit.  Payment of such benefit to the beneficiary or estate, as applicable, shall be made within 30 days following the first day of the month following the date of the Participant’s death.

F.                                      Notwithstanding anything to the contrary in the Pension Plan or herein, each Supplement A Participant who is credited with “Pay Credits” in accordance with Section 3.5.B. hereof shall be deemed for purposes of this Plan to have been credited with “Years of Vesting Service” under the Pension Plan for any period of his or her employment with GrowHow UK Ltd. for purposes of determining his or her “Cash Balance Service” under the Pension Plan and the amount to be credited under Section 3.5.B., without regard to the Cash Balance Service actually credited to him or her under the Pension Plan.

G.                                    Further notwithstanding anything in the Plan to the contrary, for purposes of determining the Interest Credit amount under Section 3.5.B. hereof, in no event shall the combined annual value of (1) the Interest Credit and (2) the Cash Balance Benefit under the Pension Plan exceed $400,000.  For purposes of computing the “combined annual value” of the benefits set forth in clauses (1) and (2) of the preceding sentence, the Plan Administrator shall determine, as of the date of the Participant’s separation from service, the annual amount which would be payable to the Participant under the Pension Plan (without giving effect to the Compensation Cap and the Benefit Limitations) if the Participant elected to receive benefits under the Pension Plan as soon as possible following such separation from service in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan), determined in accordance with the Pension Plan (except as set forth above) and shall subtract therefrom the annual value of the benefit actually payable from the Pension Plan, determined in the same manner, but giving effect to the Compensation Cap and the Benefit Limitations.  Notwithstanding the foregoing, in the event that the Participant is not married at the time of such separation from service, the “combined annual value” of the amounts set forth in the first sentence of this Section 3.5.G. shall be determined in the manner set forth in the preceding sentence, but substituting a single life annuity for the reference to a Qualified Joint and Survivor Annuity in such preceding sentence.  In no event shall the provisions of this Plan be construed to affect the amount of the benefit of the Participant under the Pension Plan.

3.6                               Restoration of Supplement C Benefits.

A.                                    In order to be a Supplement C Participant and participate in this portion of the Plan, an otherwise eligible individual must be actively employed by the Company on October 14, 2014 and be a Participant in Supplement C to the Pension Plan.  At the time payments from the Pension Plan commence to, or for the benefit of, a Participant following separation, disability, retirement or death, the Plan Administrator shall determine the amount of Normal Retirement Benefit (as determined under Section C-12 of Pension Plan) which would have been payable under the Pension Plan but for the application of the Compensation Cap on and after October 14, 2014, and subtract from the amount so determined the amount of the Normal Retirement Benefit to which the Participant is entitled under Section C-12 of the Pension Plan, giving effect to the Compensation Cap.  The remainder shall be the Supplement C Benefit Credit amount to which the Participant, if then living, is entitled under this Plan.

B.                                    In the event a Supplement C Participant terminates employment with the Company or an affiliate after attaining age 55 but prior to Normal Retirement Age, the appropriate adjustment factors as described in Section C-12(b) of the Pension Plan and the Benefit Limitations shall be applied for purposes of calculating the Participant’s Supplement C Benefit Credit under Section 3.6.A.

C.                                    In the event a Supplement C Participant who is entitled to a nonforfeitable right to an accrued benefit under the Pension Plan dies while employed by the Company or an affiliate, the Participant’s spouse, if any, who has been married to the Participant for at least twelve (12) months shall be entitled under this Plan to a benefit comparable to the Pre-Retirement Spouse’s Survivor Annuity payable under Section C-12(f) of the Pension Plan.  Payment of such benefit to the surviving spouse shall be made within 30 days following the first day of the month following the date of the Participant’s death.  The amount of the benefit payable under this Plan shall be an amount equal to the same percentage in relation to the accrued Supplement C Benefit Credit amount under this Plan as the Spouse’s Qualified Preretirement Survivor Annuity under the Section C-12(f) of Pension Plan bears to the Participant’s accrued benefits under Supplement C of the Pension Plan.

D.                                    Notwithstanding anything in the Plan to the contrary, for purposes of determining the Supplement C Benefit Credit amount under Section 3.6.A. hereof, in no event shall the combined annual value of (1) the Supplement C Benefit Credit and (2) the Normal Retirement Benefit under the Pension Plan exceed $400,000.  For purposes of computing the “combined annual value” of the benefits set forth in clauses (1) and (2) of the preceding sentence, the Plan Administrator shall determine, as of the date of the Participant’s separation from service, the annual amount which would be payable to the Participant under Supplement C to the Pension Plan (without giving effect to the Compensation Cap on and after October 14, 2014) if the Participant elected to receive benefits under Supplement C to the Pension Plan as soon as possible following such separation from service in the form of a Qualified Joint and Survivor Annuity (as defined in the Pension Plan), determined in accordance with Supplement C to the Pension Plan (except as set forth above) and shall subtract therefrom the annual value of the benefit actually payable from Supplement C to the Pension Plan, determined in the same manner, but giving effect to the Compensation Cap and the Benefit Limitations.  Notwithstanding the foregoing, in the event that the Participant is not married at the time of such separation from service, the “combined annual value” of the amounts set forth in the first sentence of this Section 3.6.D. shall be determined in the manner set forth in the preceding sentence, but substituting a single life annuity for the reference to a Qualified Joint and Survivor Annuity in such preceding sentence.  In no event shall the provisions of this Plan be construed to affect the amount of the benefit of the Participant under the Pension Plan.

3.7                               Supplemental 401(k) Contributions.  Participants in this part of the Plan shall be those employees of the Company whose contributions to the 401(k) Plan for such year have reached the applicable dollar limitation under Sections 402(g) and 414(v) of the Internal Revenue Code (as applicable) and are expected to be limited by the Compensation Cap in any year after 2005, who have elections in place as of the first day of the applicable calendar year.

A.                                    Each Participant shall have the right to defer up to 6% of his or her Considered Compensation (as defined in the 401(k) Plan) for the year in excess of the greater of (i) the Compensation Cap, or (ii) Considered Compensation applied to have reached the applicable dollar limitation under Sections 402(g) and 414(v) of the Internal Revenue Code (as applicable), to his or her Deferred Account.

B.                                    Any such election shall be made not later than December 31 of the prior year on an appropriate form to be utilized for this purpose and shall be irrevocable following such December 31, except that any Participant who becomes eligible to participate in the Plan for the first time during a plan year shall make the irrevocable election not later than thirty (30) days after notification of eligibility and such deferral shall be effective only with respect to the portion of the Participant’s Considered Compensation deemed to be earned after the deferral election (with such deemed amount determined on a pro-rata basis for the year in accordance with Section 409A).

C.                                    The Company will credit the Deferred Account of each Participant with a matching contribution equal to the amount contributed by the Participant pursuant to Subsection A. above.

D.                                    Participant contributions and Company matching contributions shall be credited within a reasonable time after the date the Participant contributions would otherwise have been paid to the Participant and Company matching contributions shall be vested to the same extent as they would be vested had they been made as matching contributions under the 401(k) Plan.  Upon a termination of employment of a Participant prior to full vesting, any unvested amounts shall be forfeited.

3.8                               409A Limitation.  Notwithstanding anything in the Plan to the contrary, for purposes of Section 3.7 hereof, the contributions of the Company and the Participant to this Plan shall be determined without regard to any changes to the Participant’s elections made under the 401(k) Plan subsequent to December 31 of the year preceding the year with respect to which such contributions are made under this Plan.

ARTICLE IV

ACCRUAL AND PAYMENT OF BENEFITS

4.1                               Any deferral election provided under this Plan shall be made not later than December 31 with respect to an Incentive Plan Award or Optional 401(k) Contributions to be effective for the next year.  A Participant first becoming eligible under the Plan must make all elections not later than thirty (30) days after his or her initial eligibility and such elections shall be given effect only for amounts earned following the effectiveness of the election.

4.2                               Amounts credited to a Participant’s Deferred Account shall be deemed to be invested in such regulated investment companies (mutual funds) or other investments (including without limitation deemed investments in Company securities) as the Participant designates from among the options made available from time to time by the Company.  The Plan Administrator shall have final discretion with regard to the availability and terms and conditions of any deemed investment alternatives under the Plan, which investment alternatives may be amended or terminated at any time by the Plan Administrator.  A Participant’s Deferred Account shall be credited or charged with such gains or losses attributable to such investments.  Notwithstanding any actual investment made by the Company in anticipation of its liabilities hereunder, either directly or through one or more “rabbi trusts,” it is intended that this Plan be unfunded and that the rights of any Participant shall be no greater than that of an unsecured general creditor of the Company.

4.3                               All amounts credited to a Participant’s Deferred Account shall be payable to a Participant only upon or following the Participant’s separation from the service of the Company (as defined in Section 409A), upon the Participant’s disability (as defined in Section 409A), upon the Participant’s early, normal or deferred retirement, to the Participant’s beneficiary in the event of the Participant’s death or, in the case of deferrals under Section 3.2 hereof, on the date elected by such Participant.  Notwithstanding the foregoing, in the event that a Participant’s Deferred Account becomes payable on account of such Participant’s separation of service from the Company and the Participant is, at the time of such separation from service, a “specified employee” within the meaning of Section 409A and the guidance and regulations promulgated thereunder, payment to the Participant of his Deferred Account shall be delayed until the date which is six months after the date of the separation from service.  An affected Participant shall retain the ability to direct investments pursuant to Section 4.2 hereof during any such six month period, and the Participant’s Deferred Account shall be credited with investment gains or losses during such period.

4.4                               The amount in a Participant’s Deferred Account referenced in Section 4.3 shall be payable in a lump sum to the Participant or to the Participant and a designated beneficiary.  The timing of the lump sum payment shall be as specified in writing by the Participant at the time of the deferral from among the permissible payment events set forth in Section 4.3 or, with respect to deferrals under Section 3.2 hereof, as made or changed by the Participant in writing not later than one (1) year prior to the date of such payment, provided that any change must provide that such payment may be made not earlier than the date which is five years following the date the payment was originally scheduled to be made.

4.5                               Notwithstanding any other provision of this Plan, an emergency distribution from that portion of a Participant’s Deferral Account attributable to elective deferrals by the Participant (as determined by the Plan Administrator) may be requested by a Participant upon a showing of the occurrence of an unforeseeable emergency which would result in a severe financial hardship to the Participant.  Any such emergency distribution is subject to the approval of the Plan Administrator in its sole discretion.  The amount of any such distribution shall not exceed the amount necessary to meet the emergency need.  The determination of whether an event or condition constitutes an unforeseeable emergency and the amount necessary to meet the emergency need shall be made in accordance with Section 409A and the guidance issued thereunder and no distribution upon an unforeseeable emergency shall be made unless the requirements of Section 409A with respect to such distributions are met.

4.6                               Retirement Income Benefit Credits provided pursuant to Section 3.4 of this Plan,  the amount of the Participant’s Supplement A Account under Section 3.5 of this Plan and Supplement C Benefit Credits provided pursuant to Section 3.6 of this Plan shall be paid to the Participant in a lump sum (determined by using the applicable interest and mortality factors specified below in the case of Retirement Income Benefit Credits and Supplement C Benefit Credits) within 30 days following termination of employment (subject to Section 6.1), unless, in the case of Retirement Income Benefit Credits, an annuity election has been made by the Participant on or prior to December 31, 2007 (which annuity election shall be effective only following December 31, 2007 and which election shall permit payment in any annuity form that is permitted under the Pension Plan as of the date of the election).  The time of such payments may be changed by the Participant in writing not later than one (1) year prior to the date of expected payment or commencement of payments, provided, however, that any such change must be made in compliance with Section 409A and therefore must provide that such payment may be made not earlier than the date which is five (5) years following the date the payment was otherwise scheduled to be made.  The Plan Administrator shall have the authority to make equitable adjustments to the payment of Retirement Income Benefit Credits and Supplement C Benefit Credits (consistent with the requirements of Section 409A) as the Plan Administrator may determine to be equitable in light of the provisions of this Section 4.6 and Section 409A, which adjustment shall be consistent with the interest and mortality factors specified below.  For purposes of this Section 4.6, the applicable interest rate shall be the average 30-year Treasury bond yield for the November preceding the year of distribution, and the applicable mortality assumption shall be determined according to the ‘Applicable Mortality Table’ as defined in Code Section 417(e)(3)(A)(ii)(I); provided, however that on and following July 1, 2014, the applicable interest rate for purposes of this Section 4.6 shall be the average 30-year Treasury bond yield for the November preceding the year of the Participant’s termination of employment.

4.7                               This Plan is intended to be unfunded and all benefit payments are to be made from the general assets of the Company.

4.8                               The Retirement Income Benefit Credits, Pay Credits, Interest Credits and Supplement C Benefit Credits shall not accrue under Sections 3.4, 3.5 and 3.6 of this Plan nor become non-forfeitable until such time as the benefits to which such Credits are attributable become vested under the applicable provisions of the Pension Plan.

ARTICLE V

PLAN ADMINISTRATION

5.1                               The officer responsible for Human Resources of the Company shall be the Plan Administrator with final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions under the Plan; provided, however, that with respect to the participation of the officer responsible for Human Resources in the Plan, the Plan Administrator shall be the Chief Executive Officer of the Company.  In executing its responsibilities hereunder, the Plan Administrator may manage and administer the Plan through the use of agents who may include employees of the Company and may delegate its administrative authority hereunder.

5.2                               Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article V, the Plan Administrator shall have the following discretionary authorities:

A.                                    to construe and interpret the Plan, decide all questions of eligibility, and determine the amount, manner and time of payment of any benefits hereunder;

B.                                    to prescribe procedures to be followed by Participants or beneficiaries in making designations, elections, specifying distribution directions, and filing applications for benefits;

C.                                    to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

D.                                    to request and receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan; and

E.                                     to furnish to the Company upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

5.3                               Any decision which is not arbitrary or capricious made by the Plan Administrator within his or her discretion shall be conclusive, final and binding on all persons and not subject to further review.

5.4                               The Plan Administrator shall take all such action as he/she deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications and regular periodic reports to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor, and all other requirements applicable to the Plan.

5.5                               The procedures for the making of elections, designations of beneficiaries, application for benefits, facility of payments, filing of claims, and for claim review as set forth in the 401(k) Plan, as amended from time to time, unless specifically otherwise provided herein or by the Plan Administrator, hereby are incorporated in this Plan and shall be applicable hereunder, except where inconsistent with the express terms of this Plan or the requirements of applicable law, including Section 409A.

5.6                               Except as limited by Section 5.8, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) reserves the right to amend this Plan prospectively in any manner which it deems desirable, followed by notice given promptly to Participants and affected beneficiaries, including, but not by way of limitation, the right to increase or prospectively reduce benefits to be provided hereunder or to change any provision relating to the payment of benefits, provided that such amendment does not result in a violation of Section 409A; provided further that no such amendment shall be permitted within two years following the occurrence of a Change in Control. A ‘Change in Control’ shall have the meaning given to such term in the CF Industries Holdings, Inc. 2009 Equity and Incentive Plan.

5.7                               Except as limited by Section 5.8, the Compensation Committee reserves the right to suspend or terminate this Plan at any time, followed by notice given to Participants and affected beneficiaries; provided that no such suspension or termination shall be permitted within two years following the occurrence of a Change in Control.

5.8                               Except to the extent necessary to conform to laws or regulations, neither a Plan amendment nor any suspension or termination shall operate directly or indirectly to deprive any Participant or beneficiary of a Non-Forfeitable Accrued Benefit as constituted at the time of amendment, suspension or termination without the express written consent of such Participant. ‘Non-Forfeitable Accrued Benefit’ means any material right of a Participant under the Plan, including, but not limited to, the following rights or benefits: the balance in a Participant’s Deferred Account; the payment options or distribution events currently provided in the Plan, such as the right to receive a distribution as a lump-sum within 30 days following a separation from service; the entitlement to Retirement Income Benefit Credits, Pay Credits or Interest Credits determined as of that date as if the Participant had then separated from the service of the Company; the right to have the lump-sum value of the Retirement Income Benefit Credits determined using the actuarial factors specified in Section 4.6; and the right to select mutual funds that are substantially similar to those available at the time of amendment, suspension or termination as a deemed investment pursuant to Section 4.2.

5.9                               The Plan shall be construed and administered in accordance with the laws of the State of Illinois.

5.10                        The Plan does not constitute a contract of employment and nothing in the Plan will give any employee or Participant the right to be retained in the employ of the Company, nor the right to any award or benefit except to the extent specifically provided under the Plan.

5.11                        Benefits payable to, or on account of, any Participant or beneficiary under the Plan may not be assigned or alienated voluntarily or involuntarily.

5.12                        Participants and beneficiaries shall make appropriate arrangements for the satisfaction of any applicable federal, state or local taxes.  In order to assure tax compliance, the Plan Administrator shall be authorized to take such action as may be appropriate, including, without limitation, withholding appropriate amounts from payments due to Participants under the

Plan or from Company compensation to Participants, or by any other procedure chosen by the Plan Administrator.

ARTICLE VI

COMPLIANCE WITH LAW

6.1                               This Plan is intended to comply, in form and operation, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and guidance issued thereunder, and shall be interpreted in accordance therewith.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant’s Deferred Account becomes payable because of such Participant’s separation of service from the Company and the Participant is, at the time of such separation from service, a “specified employee” within the meaning of Section 409A, payment to the Participant of his Deferred Account shall be delayed so as to be made or commence on the date which is six (6) months and one day after the date of the separation from service (to the extent that such delay is required in order to avoid the imposition of tax pursuant to Section 409A); provided, however, that in the event of a Participant’s death during such six (6) month period, the payment of the Deferred Account shall be made immediately to the beneficiaries, unless to do so would result in the imposition of tax pursuant to Section 409A.  The Company shall have the unilateral authority to amend the Plan to the extent necessary to comply with Section 409A.  For purposes of the Plan, employment with the Company will not be treated as terminated unless and until such termination of employment constitutes a “separation from service” for purposes of Section 409A.